UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

Executive Compensation

On February 23, 2006, the Board of Directors of CIBER, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee of the Board (the “Committee”), annual base salaries (effective as of January 1, 2006) for certain of the Company’s executive officers.  The base salary level of the Company’s Chief Executive Officer, Mac J. Slingerlend, was set at $565,000 and the base salary of the Company’s Chief Financial Officer, David G. Durham, was set at $330,000.  Additionally, the base salary of Wally Birdseye, President of the Company’s Federal Government Practice, was set at $300,000.

The Committee also established the financial and strategic criteria to be used in determining bonus compensation for the fiscal year for its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Federal Government Practice President and European Chief Executive Officer.  They each will be eligible for cash bonuses on achievement of 2006 business plans equal to approximately 50% to 60% of their respective base salaries.  Further, 34% to 40% of the bonuses will be based on revenue levels achieved, 36% to 48% will be based on profitability levels achieved, and amounts ranging from 16% to 30% will be based on various subjective criteria.  The percentages add to 100% for each named officer.  The actual bonuses earned will be based on a sliding scale from minimum amounts required for bonuses to begin to 100% at business plan, and bonuses can increase for achieving results in excess of plan for both revenue and profitability.

The Committee did not change base pay or bonus targets previously set for the Company’s Chief Operating Officer, David E. Girard, or for the Company’s European Chief Executive Officer, Terje Laugerud.

On February 23, 2006, the Board issued the Chief Executive Officer a grant of 200,000 stock options, pursuant to an outside consultant report previously discussed in our 8-K filed on April 1, 2005, and pursuant to the Company’s 2004 Incentive Plan.  The options were granted at an exercise price of $5.86 per share, the closing price per share of the Company’s stock reported on the New York Stock Exchange on the date of the grant.  The options vest over the next three years from the date of grant.

The Committee also established the financial and strategic criteria to be used in determining option grants for the fiscal year for the Chief Operating Officer, Chief Financial Officer, Federal Government Practice President and European Chief Executive Officer.  These individuals are eligible for option grants on a quarterly basis, ranging from 5,000-7,500 options per quarter, and the grants are based upon whether or not specified levels of 2006 business plan revenue and income are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: February 28, 2006

By:

/s/ Mac J. Slingerlend

Mac J. Slingerlend

President and Chief Executive Officer